Exhibit 99.CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-249436) of PIMCO Income Strategy Fund II of our report dated August 25, 2023 relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

August 31, 2023